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                                                                     Exhibit (i)

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         BOSTON - BRUSSELS - FRANKFURT - HARRISBURG - HARTFORD - LONDON
          LUXEMBOURG - NEW YORK - NEWPORT BEACH - PARIS - PHILADELPHIA
                     PRINCETON - SAN FRANCISCO - WASHINGTON



April 30, 2003

MMA Praxis Mutual Funds
3435 Stelzer Road
Columbus, OH  43219

Dear Ladies and Gentlemen:

We have acted as counsel for MMA Praxis Mutual Funds (the "Registrant") and its series, the MMA Praxis Intermediate Income Fund, the MMA Praxis Core Stock Fund, the MMA Praxis International Fund and the MMA Praxis Value Index Fund (each, a "Fund," and collectively, the "Funds"), and we are familiar with the Registrant's registration statement with respect to the Funds under the Investment Company Act of 1940, as amended, and with the registration statement relating to their shares under the Securities Act of 1933, as amended (collectively, the "Registration Statement"). Registrant is organized as a business trust under the laws of the State of Delaware.

We have examined Registrant's Declaration of Trust and other materials relating to the authorization and issuance of shares of beneficial interest of Registrant, Post-Effective Amendment No. 15 to the Registration Statement and such other documents and matters as we have deemed necessary to enable us to give this opinion.

Based upon the foregoing, we are of the opinion that each Fund's shares proposed to be sold pursuant to Post-Effective Amendment No. 15 to the Registration Statement, when it is made effective by the Securities and Exchange Commission, will have been validly authorized and, when sold in accordance with the terms of such Amendment and the requirements of applicable federal and state law and delivered by Registrant against receipt of the net asset value of the shares of the applicable Fund and its classes of shares, as described in Post-Effective Amendment No. 15 to the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by Registrant.

We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 15 to the Registration Statement, to be filed with the Securities and Exchange Commission in connection with the continuous offering of each Fund's shares of beneficial interest, as indicated above, and to references to our firm, as counsel to Registrant, in the Funds' prospectus and Statement of Additional Information to be dated as of the effective date of Post-Effective Amendment No. 15 to the Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent.

Very truly yours,



/s/ DECHERT LLP


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